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                                                         Exhibit 5


                         [Baker & Hostetler Letterhead]

                                 March 4, 1994

Cardinal Health, Inc.
655 Metro Place South, Suite 925
Dublin, Ohio 43017

Gentlemen:

                 We have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the offering of up to 1,377,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the amended and restated stock option agreements entered into between the Company and former holders of options to purchase shares of Common Stock $.01 par value of Whitmire Distribution Corporation, a Delaware corporation (the "Cardinal Exchange Option Agreements").

                 In connection with the foregoing, we have examined: (a) the Amended and Restated Articles of Incorporation, as amended, and Code of Regulations, as amended and restated, of the Company, (b) the Cardinal Exchange Option Agreements, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                 Based on such examination, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                 2. The Common Shares available for issuance under the Plan, when issued pursuant to the Cardinal Exchange Option Agreements upon exercise of options granted thereunder, will have been legally issued, and will be fully paid and nonassessable.

                 We hereby consent to the use of this Opinion as Exhibit 5 to the Registration Statement and the reference to our firm in Item 5 of Part II of the Registration Statement.

                                                   Very truly yours,

                                                   /s/Baker & Hostetler